Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com
Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2019
Financial Results and Provides 2020 Outlook
ORLANDO, Fla. – February 26, 2020 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported fourth quarter and full year 2019 financial results and provided guidance for the full year 2020.
In addition to a discussion of the fourth quarter reported results presented in accordance with United States generally accepted accounting principles (“GAAP”), to provide a more meaningful year-over-year comparison of financial results, the company is also providing full year 2018 financial information in the financial schedules that follow that combine the reported 2018 financial results of the company with the financial results for the first eight months of 2018 for the brands and businesses acquired by the company in its acquisition of ILG, Inc. (“ILG”) in September 2018, conformed to the current year presentation.
Fourth Quarter 2019 Results

•	Consolidated vacation ownership contract sales increased 10% to $394 million driven by 9% VPG growth.

•
Net income attributable to common shareholders was $74 million, or $1.71 per fully diluted share (“EPS”), compared to net income attributable to common shareholders of $44 million, or $0.91 per fully diluted share, in the fourth quarter of 2018.

•	Adjusted net income attributable to common shareholders increased 47% to $105 million and Adjusted fully diluted EPS increased 63% to $2.43.

•	Adjusted EBITDA increased 15% to $207 million in the fourth quarter of 2019.

◦	The company estimates that Hurricane Dorian (the “Hurricane”) negatively impacted its fourth quarter Adjusted EBITDA by $3 million.

•	The company completed a $90 million note securitization in the fourth quarter, consisting primarily of Asia-Pacific notes, generating proceeds of $65 million.

•
The company also closed on the sale of excess parcels in Cancun, Mexico and Avon, Colorado for proceeds of $62 million as part of its strategic decision to reduce holdings in markets where it has excess supply.

•	The company finalized a long-term license agreement with Hyatt.

•	The company repurchased nearly 1.1 million shares of its common stock for $123 million at an average price per share of $115.48.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2019 Financial Results and Provides 2020 Outlook / 2

Full Year 2019 Results

•	Consolidated vacation ownership contract sales increased 42% to $1.5 billion.

◦
On a combined basis, assuming the acquisition of ILG occurred at the beginning of 2018, consolidated vacation ownership contract sales increased 6.4%. After adjusting for an estimated $7 million adverse impact from the Hurricane, sales would have increased 7%.

•
Net income attributable to common shareholders was $138 million, or $3.09 per fully diluted share, compared to net income attributable to common shareholders of $55 million, or $1.61 per fully diluted share, in 2018.

•	Adjusted net income attributable to common shareholders increased 74% to $348 million and Adjusted fully diluted EPS increased 33% to $7.81.

•	Adjusted EBITDA increased 81% to $758 million for the full year 2019.

◦	On a combined basis, Adjusted EBITDA increased 14% and would have increased 16% excluding VRI Europe, which was disposed of in the fourth quarter of 2018.

•	The company generated net cash provided by operating activities of $382 million and adjusted free cash flow of $464 million.

•	The company repurchased 4.7 million shares of its common stock for $465 million, at an average price per share of $98.24. In addition, the company paid dividends of $81 million in 2019.
“I am very pleased with how we ended the year, growing contract sales by 10% in the fourth quarter and Adjusted EBITDA by 15%, once again illustrating the strength and resilience of our business model. We grew VPG by 9% in the fourth quarter, including 12% growth at our Legacy-ILG sales centers, as we continue to narrow the gap with Legacy-MVW,” said Stephen P. Weisz, president and chief executive officer. “The ILG integration continues to go well and we expect to achieve at least $95 million of run-rate synergies by the end of 2020, well on our way towards achieving at least $125 million in run-rate savings by the end of 2021. As a result, 2020 is shaping up to be another great year for Marriott Vacations Worldwide, with estimated contract sales growth of 7% to 11% and Adjusted EBITDA growth of 8% to 13%.”
Fourth Quarter 2019 Segment Results
Vacation Ownership
Vacation Ownership revenues excluding cost reimbursements increased 9% in the fourth quarter driven by a 10% increase in consolidated vacation ownership contract sales. Vacation Ownership segment financial results were $213 million for the fourth quarter of 2019. Segment Adjusted EBITDA increased 15% to $226 million in the fourth quarter and margin improved 150 basis points, excluding cost reimbursements.
Exchange & Third-Party Management
Exchange & Third-Party Management revenues totaled $103 million in the fourth quarter of 2019. Interval International average revenue per member increased 3% compared to the prior year to $38.38 and active members totaled 1.7 million at the end of the year.
Exchange & Third-Party Management segment financial results and Adjusted EBITDA were $37 million and $50 million, respectively, in the fourth quarter of 2019. Segment Adjusted EBITDA decreased 9% compared to the prior year after adjusting 2018 to exclude VRI Europe.
Corporate and Other
Corporate and Other results, which consist primarily of general and administrative costs, improved $6 million in the fourth quarter of 2019 as a result of synergy savings and lower compensation related expenses, partially offset by normal inflationary cost increases.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2019 Financial Results and Provides 2020 Outlook / 3

Balance Sheet and Liquidity
On December 31, 2019, cash and cash equivalents totaled $287 million. Real estate inventory balances decreased $6 million to $846 million during the year. The inventory balance at the end of the year included $777 million of finished goods and $69 million of work-in-progress. The company had $4.1 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the year, an increase of $0.3 billion from year-end 2018. This debt included $2.2 billion of corporate debt and $1.9 billion of non-recourse debt related to its securitized notes receivable.
As of December 31, 2019, the company’s debt to Adjusted EBITDA ratio was 2.4x, as described further in the Financial Schedules that follow.
As of December 31, 2019, the company had approximately $567 million in available capacity under its $600 million revolving corporate credit facility, after taking into account outstanding letters of credit, as well as approximately $188 million of gross vacation ownership notes receivable eligible for securitization under its warehouse credit facility.
In the fourth quarter, the company established a new warehouse facility with a capacity of $350 million, replacing its previous facility which had a capacity of $250 million. The new facility expands the company’s ability to monetize loans previously precluded under its prior facility to include loans originated by its acquired Sheraton Vacation Club, Westin Vacation Club, and Hyatt Residence Club brands.
The company completed a $90 million note securitization in the fourth quarter, primarily consisting of Asia-Pacific notes and other loans that typically would not be included in the company’s securitization transactions, generating proceeds of $65 million.
The company also closed on the sale of excess parcels in Cancun, Mexico and Avon, Colorado for proceeds of $62 million as part of its strategic decision to reduce holdings in markets where it has excess supply. The company reported a net combined gain of $19 million, which is excluded from its 2019 Adjusted EBITDA, and cash proceeds are excluded from its Adjusted Free Cash Flow.
2020 Outlook
The Financial Schedules that follow reconcile the non-GAAP financial measures set forth below to the following full year 2020 expected GAAP results for the company. The Company’s 2020 guidance does not include any additional impact from the coronavirus, or any other viral or pandemic incidents, that could have a material impact on travel demand.

Income before income taxes attributable to common shareholders	$408 million	to	$472 million
Net income attributable to common shareholders	$273 million	to	$317 million
Fully diluted EPS	$6.41	to	$7.44
Net cash provided by operating activities	$375 million	to	$440 million
The company is providing guidance as reflected in the chart below for the full year 2020:

Contract sales growth	7%	to	11%
Adjusted EBITDA	$820 million	to	$860 million
Adjusted pretax income	$563 million	to	$607 million
Adjusted net income attributable to common shareholders	$384 million	to	$414 million
Adjusted fully diluted EPS	$9.01	to	$9.72
Adjusted free cash flow	$425 million	to	$500 million
The 2020 expected GAAP results and guidance above include an estimate of the impact of future spending associated with on-going integration efforts resulting from the acquisition of ILG.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2019 Financial Results and Provides 2020 Outlook / 4

Non-GAAP Financial Information
Non-GAAP financial measures, such as adjusted net income, adjusted EBITDA, adjusted fully diluted earnings per share, adjusted free cash flow, and adjusted development margin are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow.
Fourth Quarter 2019 Earnings Conference Call
The company will hold a conference call on February 27, 2020 at 8:30 a.m. ET to discuss these results and the guidance for full year 2020. Participants may access the call by dialing (877)-407-8289 or (201)-689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.
An audio replay of the conference call will be available for 30 days and can be accessed at (877)-660-6853 or (201)-612-7415 for international callers. The conference ID for the recording is 13698385. The webcast will also be available on the company’s website.
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About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The company has a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs, as well as management of other resorts and lodging properties. As a leader and innovator in the vacation industry, the company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results and synergies, the ILG integration, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and exchange products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of February 26, 2020 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 4, 2019
TABLE OF CONTENTS

Summary Financial Information	A-1
Consolidated Statements of Income	A-2
Adjusted Net Income Attributable to Common Shareholders, Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted EBITDA by Segment	A-3
Vacation Ownership Segment Financial Results	A-4
Consolidated Contract Sales to Adjusted Development Margin	A-5
Exchange & Third-Party Management Segment Financial Results	A-6
Corporate and Other Financial Results	A-7
Segment Adjusted EBITDA	A-8
2020 Outlook
Adjusted Net Income Attributable to Common Shareholders, Adjusted Earnings Per Share - Diluted and Adjusted EBITDA	A-9
Adjusted Free Cash Flow	A-10
Quarterly Operating Metrics	A-11
Reconciliation of Combined Financial Information - Consolidated Results	A-12
Reconciliation of Combined Financial Information - Adjusted EBITDA and Adjusted Development Margin	A-13
Non-GAAP Financial Measures	A-14

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUMMARY FINANCIAL INFORMATION
(In millions, except VPG, total active members, average revenue per member and per share amounts)

	Quarter Ended		Change %	Fiscal Year Ended			Change %
	December 31, 2019	December 31, 2018		December 31, 2019	December 31, 2018
Key Measures(1)
Total consolidated contract sales	$394	$358	10%	$1,524	$1,432		6%
VPG	$3,499	$3,208	9%	$3,403	$3,308		3%
Total Interval International active members (000's)(2)	1,670	1,802	(7%)	1,670	1,802		(7%)
Average revenue per member (2)	$38.38	$37.37	3%	$168.73	$167.12		1%
Revenues	$1,145	$1,052	9%	$4,355	$4,232	**	3%
Income before income taxes and noncontrolling interests	$109	$77	41%	$225	$210	**	7%
Net income attributable to common shareholders	$74	$44	69%	$138	$127	**	8%
Adjusted EBITDA **	$207	$180	15%	$758	$667	**	14%

Other Measures
Earnings per share - diluted	$1.71	$0.91	88%	$3.09	$1.61		92%
Adjusted pretax income**	$149	$118	24%	$504	$294		71%
Adjusted net income attributable to common shareholders **	$105	$71	47%	$348	$200		74%
Adjusted earnings per share - Diluted **	$2.43	$1.49	63%	$7.81	$5.88		33%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Fiscal year 2018 Key Measures include Legacy-ILG as if acquired at the beginning of the year. Please see “Non-GAAP Financial Measures - Combined Financial Information” for basis of presentation.
(2) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
REVENUES
Sale of vacation ownership products	$389	$358	$1,390	$990
Management and exchange	245	225	954	499
Rental	156	132	628	371
Financing	66	64	275	183
Cost reimbursements	289	273	1,108	925
TOTAL REVENUES	1,145	1,052	4,355	2,968
EXPENSES
Cost of vacation ownership products	94	93	356	260
Marketing and sales	193	181	762	527
Management and exchange	157	119	506	259
Rental	93	90	416	281
Financing	26	25	96	65
General and administrative	75	84	300	198
Depreciation and amortization	35	33	141	62
Litigation charges	2	13	7	46
Royalty fee	27	28	106	78
Impairment	—	—	99	—
Cost reimbursements	289	273	1,108	925
TOTAL EXPENSES	991	939	3,897	2,701
Gains and other income, net	11	25	16	21
Interest expense	(32)	(31)	(132)	(54)
ILG acquisition-related costs	(24)	(29)	(118)	(127)
Other	—	(1)	1	(4)
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	109	77	225	103
Provision for income taxes	(33)	(36)	(83)	(51)
NET INCOME	76	41	142	52
Net (income) loss attributable to noncontrolling interests	(2)	3	(4)	3
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$74	$44	$138	$55

EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$1.74	$0.92	$3.13	$1.64
Diluted	$1.71	$0.91	$3.09	$1.61

NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED

	Quarter Ended		Fiscal Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income attributable to common shareholders	$74	$44	$138	$55
Provision for income taxes	33	36	83	51
Income before income taxes attributable to common shareholders	107	80	221	106
Certain items:
Litigation charges	2	13	7	46
Gains and other income, net	(11)	(25)	(16)	(21)
ILG acquisition-related costs	24	29	118	127
Impairment charges	—	—	99	—
Purchase price adjustments	27	19	73	24
Share-based compensation (ILG acquisition-related)	—	1	—	8
Other	—	1	2	4
Adjusted pretax income **	149	118	504	294
Provision for income taxes	(44)	(47)	(156)	(94)
Adjusted net income attributable to common shareholders **	$105	$71	$348	$200
Diluted shares	42.9	47.5	44.5	34.0
Adjusted earnings per share - Diluted **	$2.43	$1.49	$7.81	$5.88
ADJUSTED EBITDA
	Quarter Ended		Fiscal Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income attributable to common shareholders	$74	$44	$138	$55
Interest expense(1)	32	31	132	54
Tax provision	33	36	83	51
Depreciation and amortization	35	33	141	62
Share-based compensation	8	12	37	35
Certain items(2)	25	24	227	162
Adjusted EBITDA **	$207	$180	$758	$419

(1) Interest expense excludes consumer financing interest expense associated with term loan securitization transactions.
(2) Excludes certain items included in depreciation and amortization and share-based compensation. Please see “Non-GAAP Financial Measures” for additional information about certain items.
ADJUSTED EBITDA BY SEGMENT
	Quarter Ended		Fiscal Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Vacation Ownership	$226	$196	$800	$511
Exchange & Third-Party Management	50	58	230	77
Segment Adjusted EBITDA**	276	254	1,030	588
General and administrative	(70)	(76)	(274)	(171)
Consolidated property owners’ associations	1	2	2	2
Adjusted EBITDA**	$207	$180	$758	$419

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP SEGMENT FINANCIAL RESULTS
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
REVENUES
Sale of vacation ownership products	$389	$358	$1,390	$990
Resort management and other services	125	120	509	359
Rental	139	117	562	352
Financing	65	63	271	182
Cost reimbursements	302	270	1,137	920
TOTAL REVENUES	1,020	928	3,869	2,803
EXPENSES
Cost of vacation ownership products	94	93	356	260
Marketing and sales	184	171	718	513
Resort management and other services	65	67	267	190
Rental	110	86	418	277
Financing	25	24	94	64
Depreciation and amortization	18	18	68	37
Litigation settlement	2	13	6	46
Royalty fee	27	28	106	78
Impairment	—	—	99	—
Cost reimbursements	302	270	1,137	920
TOTAL EXPENSES	827	770	3,269	2,385
Gains and other income, net	19	26	28	28
Other	—	(1)	1	(4)
SEGMENT RESULTS BEFORE NONCONTROLLING INTERESTS	212	183	629	442
Net loss attributable to noncontrolling interests	1	1	—	1
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$213	$184	$629	$443

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT MARGIN
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Consolidated contract sales	$394	$358	$1,524	$1,073
Less resales contract sales	(7)	(7)	(30)	(30)
Consolidated contract sales, net of resales	387	351	1,494	1,043
Plus:
Settlement revenue	14	12	44	26
Resales revenue	4	4	14	12
Revenue recognition adjustments:
Reportability	32	27	(8)	11
Sales reserve	(33)	(22)	(112)	(64)
Other(1)	(15)	(14)	(42)	(38)
Sale of vacation ownership products	389	358	1,390	990
Less:
Cost of vacation ownership products	(94)	(93)	(356)	(260)
Marketing and sales	(184)	(171)	(718)	(513)
Development margin	111	94	316	217
Revenue recognition reportability adjustment	(22)	(19)	6	(8)
Purchase price adjustments	3	3	11	3
Adjusted development margin **	$92	$78	$333	$212
Development margin percentage(2)	28.7%	26.4%	22.7%	21.9%
Adjusted development margin percentage(3)	25.6%	23.4%	23.9%	21.6%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1)	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.
(2)	Development margin percentage represents Development margin divided by Sale of vacation ownership products.
(3)	Adjusted Development margin percentage represents Adjusted development margin divided by Sale of vacation ownership products revenue after adjusting for revenue reportability and other charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT FINANCIAL RESULTS
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
REVENUES
Management and exchange	$66	$81	$298	$109
Rental	13	14	61	18
Financing	1	1	4	1
Cost reimbursements	23	25	91	33
TOTAL REVENUES	103	121	454	161
EXPENSES
Marketing and sales	9	10	44	14
Management and exchange	16	23	64	31
Rental	5	7	27	9
Financing	1	1	2	1
Depreciation and amortization	12	10	47	16
Cost reimbursements	23	25	91	33
TOTAL EXPENSES	66	76	275	104
Gains and other income, net	—	1	1	1
SEGMENT RESULTS BEFORE NONCONTROLLING INTERESTS	37	46	180	58
Net income attributable to noncontrolling interests	—	(1)	—	(1)
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$37	$45	$180	$57

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CORPORATE AND OTHER FINANCIAL RESULTS
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
REVENUES
Resort management and other services(1)	$54	$24	$147	$31
Rental(1)	4	1	5	1
Cost reimbursements(1)	(36)	(22)	(120)	(28)
TOTAL REVENUES	22	3	32	4
EXPENSES
Resort management and other services(1)	76	29	175	38
Rental(1)	(22)	(3)	(29)	(5)
General and administrative	75	84	300	198
Depreciation	5	5	26	9
Litigation charges	—	—	1	—
Cost reimbursements(1)	(36)	(22)	(120)	(28)
TOTAL EXPENSES	98	93	353	212
Losses and other expense, net	(8)	(2)	(13)	(8)
Interest expense	(32)	(31)	(132)	(54)
ILG acquisition-related costs	(24)	(29)	(118)	(127)
FINANCIAL RESULTS BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(140)	(152)	(584)	(397)
Provision for income taxes	(33)	(36)	(83)	(51)
Net (income) loss attributable to noncontrolling interests	(3)	3	(4)	3
FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(176)	$(185)	$(671)	$(445)

(1)  Represents the impact of the consolidation of owners’ associations of the acquired Legacy-ILG vacation ownership properties under the voting interest model, which represents the portion related to individual or third-party VOI owners.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SEGMENT ADJUSTED EBITDA
(In millions)

VACATION OWNERSHIP
	Quarter Ended		Fiscal Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$213	$184	$629	$443
Depreciation and amortization	18	18	68	37
Share-based compensation expense	2	3	8	7
Certain items(1)(2)(3)(4)	(7)	(9)	95	24
SEGMENT ADJUSTED EBITDA **	$226	$196	$800	$511
EXCHANGE & THIRD-PARTY MANAGEMENT
	Quarter Ended		Fiscal Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$37	$45	$180	$57
Depreciation and amortization	12	10	47	16
Share-based compensation expense	1	1	3	1
Certain items(5)(6)(7)	—	2	—	3
SEGMENT ADJUSTED EBITDA **	$50	$58	$230	$77

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Certain items in the Vacation Ownership segment for the fourth quarter of 2019 consisted of $19 million of gains and other income, partially offset by $10 million of purchase accounting adjustments and $2 million of litigation charges.

(2) Certain items in the Vacation Ownership segment for the fourth quarter of 2018 consisted of $29 million of net insurance proceeds related to the settlement of Legacy-MVW business interruption insurance claims arising from Hurricanes Irma and Maria, partially offset by $13 million of litigation charges (including $11 million related to a project in Hawaii, $1 million related to a project in Spain, and $1 million related to a project in Thailand), $3 million of purchase accounting adjustments, $3 million of gains and other income and $1 million of costs associated with the anticipated capital efficient acquisition of an operating property in New York.

(3)  Certain items in the Vacation Ownership segment for 2019 consisted of $99 million of asset impairment, $17 million of purchase accounting adjustments, $6 million of litigation charges, and $1 million of acquisition costs, partially offset by $28 million of gains and other income.

(4)  Certain items in the Vacation Ownership segment for 2018 consisted of $46 million of litigation charges (including $28 million related to a project in Hawaii, $11 million related to a project in San Francisco, $5 million related to a project in Lake Tahoe, $1 million related to a project in Spain, and $1 million related to a project in Thailand), $4 million of costs associated with the anticipated capital efficient acquisitions of operating properties in San Francisco, California and New York, $2 million of purchase accounting adjustments and $1 million of losses and other expense, partially offset by $29 million of net insurance proceeds related to the settlement of Legacy-MVW business interruption insurance claims arising from Hurricanes Irma and Maria.

(5) Certain items in the Exchange & Third-Party Management segment for the fourth quarter of 2018 consisted of $3 million of purchase accounting adjustments offset by $1 million of gains and other income.

(6) Certain items in the Exchange & Third-Party Management segment for 2019 consisted of $1 million of purchase accounting adjustments offset by $1 million of gains and other income.
(7) Certain items in the Exchange & Third-Party Management segment for 2018 consisted of $3 million of losses and other expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2020 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK
(In millions, except per share amounts)

	Fiscal Year 2020 (low)	Fiscal Year 2020 (high)
Net income attributable to common shareholders	$273	$317
Provision for income taxes	135	155
Income before income taxes attributable to common shareholders	408	472
Certain items(1)	155	135
Adjusted pretax income **	563	607
Provision for income taxes	(179)	(193)
Adjusted net income attributable to common shareholders **	$384	$414
Earnings per share - Diluted(2)	$6.41	$7.44
Adjusted earnings per share - Diluted ** (2)	$9.01	$9.72
Diluted shares(2)	42.6	42.6

**
Denotes non-GAAP financial measures. Please see Non-GAAP Financial Measures for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1)
Certain items adjustment includes $60 million to $80 million of anticipated ILG acquisition costs, $72 million of anticipated purchase price adjustments (including $57 million related to the amortization of intangibles), and $3 million of litigation related charges.

(2)	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through February 25, 2019.
MARRIOTT VACATIONS WORLDWIDE CORPORATION
2020 ADJUSTED EBITDA OUTLOOK
(In millions)

	Fiscal Year 2020 (low)	Fiscal Year 2020 (high)
Net income attributable to common shareholders	$273	$317
Interest expense(1)	139	135
Provision for income taxes	135	155
Depreciation and amortization	138	138
Share-based compensation	37	37
Certain items(2)	98	78
Adjusted EBITDA **	$820	$860

**
Denotes non-GAAP financial measures. Please see Non-GAAP Financial Measures for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1)	Interest expense excludes consumer financing interest expense associated with term loan securitization transactions.

(2)	Certain items adjustment includes $60 million to $80 million of anticipated ILG acquisition costs, $15 million of anticipated purchase price adjustments, and $3 million of litigation related charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2020 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2020 (low)	Fiscal Year 2020 (high)
Net cash provided by operating activities	$375	$440
Capital expenditures for property and equipment (excluding inventory)	(95)	(90)
Borrowings from securitization transactions	690	695
Repayment of debt related to securitizations	(610)	(615)
Free cash flow **	360	430
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	15	30
Certain items(2)	60	45
Change in restricted cash	(10)	(5)
Adjusted free cash flow **	$425	$500

**
Denotes non-GAAP financial measures. Please see Non-GAAP Financial Measures for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1)	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2019 and 2020 year ends.

(2)	Certain items adjustment includes the after-tax impact of the $60 million to $80 million of anticipated ILG acquisition costs.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated Contract Sales
Total	2019	$354	$386	$390	$394	$1,524
	2018(1)	$337	$365	$373	$358	$1,432

Legacy-MVW	2019	$223	$246	$244	$239	$952
	2018(1)	$204	$232	$242	$224	$902

Legacy-ILG	2019	$131	$140	$146	$155	$572
	2018(1)	$133	$133	$131	$134	$530

VPG
Total	2019	$3,350	$3,299	$3,461	$3,499	$3,403
	2018(1)	$3,426	$3,248	$3,367	$3,208	$3,308

Legacy-MVW(2)	2019	$3,777	$3,700	$3,789	$3,727	$3,747
	2018	$3,728	$3,672	$3,781	$3,496	$3,666

Legacy-ILG	2019	$3,042	$2,981	$3,232	$3,394	$3,163
	2018	$3,227	$2,857	$2,966	$3,039	$3,017

Exchange & Third-Party Management
Total active members (000's)(3)	2019	1,694	1,691	1,701	1,670	1,670
	2018(1)	1,822	1,800	1,802	1,802	1,802

Average revenue per member(3)	2019	$46.24	$43.23	$40.89	$38.38	$168.73
	2018(1)	$47.61	$42.10	$39.97	$37.37	$167.12

(1) Includes Legacy-ILG as if acquired at the beginning of fiscal year 2018.
(2) Represents Legacy-MVW North America VPG.
(3) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
RECONCILIATION OF COMBINED(1) FINANCIAL INFORMATION
CONSOLIDATED RESULTS
FISCAL YEAR ENDED DECEMBER 31, 2018
(In millions)
(Unaudited)

	Legacy-ILG Reclassified**	MVW	Combined**
REVENUES
Sale of vacation ownership products	$331	$990	$1,321
Management and exchange	473	499	972
Rental	224	371	595
Financing	63	183	246
Cost reimbursements	173	925	1,098
TOTAL REVENUES	1,264	2,968	4,232
EXPENSES
Cost of vacation ownership products	93	260	353
Marketing and sales	209	527	736
Management and exchange	215	259	474
Rental	132	281	413
Financing	20	65	85
General and administrative	172	198	370
Depreciation and amortization	55	62	117
Litigation charges	—	46	46
Royalty fee	30	78	108
Impairment	—	—	—
Cost reimbursements	173	925	1,098
TOTAL EXPENSES	1,099	2,701	3,800
Gains and other income, net	2	21	23
Interest expense	(19)	(54)	(73)
ILG acquisition-related costs	(41)	(127)	(168)
Other	—	(4)	(4)
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	107	103	210
Provision for income taxes	(33)	(51)	(84)
NET INCOME	74	52	126
Net (income) loss attributable to noncontrolling interests	(2)	3	1
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$72	$55	$127

** Denotes non-GAAP financial measures. Please see "Non-GAAP Financial Measures" for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See “Non-GAAP Financial Measures - Combined Financial Information” for basis of presentation.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
RECONCILIATION OF COMBINED(1) FINANCIAL INFORMATION
FISCAL YEAR ENDED DECEMBER 31, 2018
(In millions)
(Unaudited)

ADJUSTED EBITDA
	Legacy-ILG Reclassified**	MVW	Combined**
Net income attributable to common shareholders	$72	$55	$127
Interest expense(2)	19	54	73
Tax provision	33	51	84
Depreciation and amortization	55	62	117
Share-based compensation expense	16	35	51
Certain items before provision for income taxes(3)	53	162	215
Adjusted EBITDA **	$248	$419	$667
ADJUSTED DEVELOPMENT MARGIN
	Legacy-ILG Reclassified**	MVW	Combined**
Sale of vacation ownership products	$331	$990	$1,321
Less:
Cost of vacation ownership products	93	260	353
Marketing and sales	165	513	678
Development margin	73	217	290
Revenue recognition reportability adjustment	(1)	(8)	(9)
Purchase price adjustments	—	3	3
Adjusted development margin **	$72	$212	$284
Development margin percentage(4)	22.4%	21.9%	22.0%
Adjusted development margin percentage(4)	22.1%	21.6%	21.7%

** Denotes non-GAAP financial measures. Please see "Non-GAAP Financial Measures" for additional information about our reasons for providing these alternative financial measures and limitations on their use. Please see "Non-GAAP Financial Measures - Certain Items" for more information about certain items.

(1) See “Non-GAAP Financial Measures - Combined Financial Information” for basis of presentation.
(2) Interest expense excludes consumer financing interest expense associated with term loan securitization transactions.
(3) Excludes certain items included in depreciation and amortization and share-based compensation. Please see “Non-GAAP Financial Measures” for additional information about certain items.
(4) Development margin percentage represents Development margin divided by Sale of vacation ownership products. Adjusted development margin percentage represents Adjusted development margin divided by Sale of vacation ownership products revenue after adjusting for revenue reportability and other charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income attributable to common shareholders, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.
Adjusted Net Income Attributable to Common Shareholders
We evaluate non-GAAP financial measures, including Adjusted Pretax Income, Adjusted Net Income Attributable to Common Shareholders, Adjusted EBITDA and Adjusted Development Margin, that exclude certain items in the quarters and fiscal years ended December 31, 2019 and December 31, 2018, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Certain items - Quarter and Fiscal Year Ended December 31, 2019
Certain items for the quarter ended December 31, 2019, consisted of $24 million of ILG acquisition-related costs, $10 million of purchase price adjustments, and $2 million of litigation charges, partially offset by $11 million of gains and other income.
Certain items for the fiscal year ended December 31, 2019, consisted of $119 million of acquisition costs (including $118 million of ILG acquisition-related costs and $1 million of other acquisition costs), $99 million of asset impairment charges, $17 million of purchase price adjustments, $7 million of litigation charges, and $1 million of other severance costs, partially offset by $16 million of miscellaneous gains and other income.
Certain items - Quarter and Fiscal Year Ended December 31, 2018
Certain items for the quarter ended December 31, 2018, consisted of $30 million of ILG acquisition-related costs (including $1 million of share-based compensation expense), $19 million of purchase accounting adjustments (of which $6 million impacted adjusted EBITDA), $13 million of litigation charges, $4 million of losses and other expense, and $1 million of costs associated with the then anticipated capital efficient acquisition of an operating property in New York, partially offset by $29 million of net insurance proceeds related to the settlement of Legacy-MVW business interruption insurance claims arising from Hurricanes Irma and Maria.
Certain items for the fiscal year ended December 31, 2018, consisted of $135 million of ILG acquisition-related costs (including $8 million of share-based compensation expense), $46 million of litigation charges, $24 million of unfavorable purchase accounting adjustments (of which $6 million impacted adjusted EBITDA), $8 million of losses and other expense and $4 million of costs associated with the then anticipated capital efficient acquisitions of operating properties in San Francisco, California and New York, partially offset by $29 million of net insurance proceeds related to the settlement of Legacy-MVW business interruption insurance claims arising from Hurricanes Irma and Maria.
Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)
We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion of Adjusted Net Income attributable to common shareholders above. We evaluate Adjusted Development Margin, and believe it provides useful information to our investors, because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
We define Adjusted EBITDA as earnings, or net income attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), provision for income taxes, depreciation, amortization, certain items (as itemized in the discussion of Adjusted Net Income Attributable to Common Shareholders above), and share-based compensation expense. For purposes of our Adjusted EBITDA calculation, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Our Adjusted EBITDA also excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. We evaluate Adjusted EBITDA, and believe it provides useful information to our investors, as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of these items, and it facilitates our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of acquisition, litigation, and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.
Combined Financial Information
The unaudited combined financial information presented herein combines Legacy-MVW and Legacy-ILG results of operation for the year ended December 31, 2018, and is presented to facilitate comparisons with our results following the acquisition of ILG. We evaluate the combined financial information, and believe it provides useful information to investors, because it provides for a more meaningful comparison of our results following the acquisition of ILG with the results of the combined businesses for the prior year comparable period. The combined financial information for the year ended December 31, 2018 was derived by combining the reported MVW financial information for the year ended December 31, 2018 included in MVW’s Annual Report on Form 10-K filed with the SEC on March 1, 2019, which included results of operations for Legacy-ILG for September through December 2018, with the Legacy-ILG financial information for the quarters ended March 31 and June 30, 2018 included in MVW’s Quarterly Reports on Form 8-K filed with the SEC on May 7, 2019 and August 1, 2019, respectively, and the Legacy-ILG financial information for July and August 2018 included in ILG’s internal management records. Prior to combining the Legacy-ILG financial information, Legacy ILG’s financial results were reclassified to conform with MVW’s current financial statement presentation. The combined financial information is provided for informational purposes only and is not intended to represent or to be indicative of the actual results of operations that the combined MVW and ILG business would have reported had the ILG acquisition been completed prior to the beginning of fiscal year 2018 and should not be taken as being indicative of future combined results of operations. The actual results may differ significantly from those reflected in the combined financial information.
Debt to Adjusted EBITDA Ratio
We calculate debt to adjusted EBITDA ratio by dividing net debt by adjusted EBITDA, where net debt represents gross debt less gross notes eligible for securitization at the end of such period at an estimated 80 to 85 percent advance rate and cash and cash equivalents other than an estimated $150 million for working capital requirements, and adjusted EBITDA represents the last twelve months of adjusted EBITDA, plus an additional $76 million of additional cost synergies ($125 million in total).

Vacation Ownership Adjusted EBITDA Margin
We calculate vacation ownership adjusted EBITDA margin by dividing combined vacation ownership adjusted EBITDA by combined vacation ownership revenues excluding reimbursed costs. Cost reimbursements revenue includes direct and indirect costs that property owners' associations and joint ventures we participate in reimburse to us, and relates, predominantly, to payroll costs where we are the employer. Because we record cost reimbursements based upon costs incurred with no added markup, this revenue and related expense has no impact on net income attributable to us because cost reimbursements revenue net of reimbursed costs expense is zero. We consider vacation ownership Adjusted EBITDA margin to be a meaningful measure, and believe it provides useful information to investors, because it represents our Adjusted EBITDA margin on that portion of revenue that impacts adjusted EBITDA attributable to us.